UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2012

Bohai Pharmaceuticals Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0697405
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.
No. 9 Daxin Road, Zhifu District
Yantai, Shandong Province, China 264000
(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 27, 2012, Bohai Pharmaceuticals Group, Inc. (the “Company”) and Euro Pacific Capital, Inc. (“Euro Pacific”), acting as representative of the holders of certain 8% convertible notes, as amended, (the “Notes”) issued by the Company on January 5, 2010, entered into a Third Amendment to the Notes (the “Third Amendment”) to remove the limitations on Company’s ability to incur debt, to incur liens or to make capital expenditures. The purpose of the Third Amendment is to provide the Company with enhanced flexibility to seek potential sources of financing for the Company.

A copy of the Third Amendment was attached hereto as Exhibit 4.1. The description of the Third Amendment is qualified in its entirety by reference to Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

Exhibit	Description

4.1	Third Amendment to the Convertible Notes, dated June 27, 2012, between the Company and Euro Pacific, as investor representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2012	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hong Wei Qu
Name: Hong Wei Qu
Title: Chief Executive Officer